Exhibit 10.2

                              R&M OIL AND GAS, LTD.
                           215 Union Blvd. Suite 305
                               Lakewood, CO 80228


DATE:  January 24, 2003

Mr. Barry Lasker
Kestrel Energy, Inc
999 18th Street Suite 2490
Denver, CO  80202

Re:  Loan Agreement

Dear Mr. Lasker,

R&M Oil and Gas, Ltd. is pleased to commit to make a working capital line of credit available to Kestrel Energy, Inc. This document shall be deemed to be the "Loan Agreement" identified in the Mortgage, Security Agreement, Assignment Financing Statement and Fixture Filing associated herewith. The borrowing facility will be subject to the following:

I.   TERMS


BORROWERS
Kestrel Energy, Inc. a Colorado Corporation

GUARANTORS
None

LENDER
R&M Oil and Gas, Ltd.

COMMITMENT AMOUNT
$400,000.

IN THE EVENT THAT BORROWER DESIRES TO INCREASE THE LOAN AMOUNT, LENDER WILL CONSIDER SUCH REQUEST. ANY INCREASE IN SAID LOAN AMOUNT SHALL BE AT LENDER'S SOLE DISCRETION AND BASED UPON SUCH FACTORS AS, WITHOUT LIMITATION, FUNDS AVAILABLE, BORROWER'S ABILITY TO REPAY, AND THE VALUE OF THE COLLATERAL.

MATURITY DATE
The maturity date is January 31, 2005.

PAYMENTS
Interest is due and payable monthly on the last calendar day of each month. Principal is due at maturity.

RATE
Interest shall be 12.5%.

SECURITY
Secured by first priority Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement on selected oil and gas owned by Borrower. Reasonable legal fees, recording and filing fees (including any mortgage tax) will be reimbursed by Borrowers.

STRUCTURE
Funds will be available as of the date hereof.

PURPOSE
General working capital purposes in support of Borrowers' operations, including acquisitions of oil and gas properties and related assets. In no event will the line be used for the purpose of purchasing or carrying "margin stock" in violation of Regulations G, U, or X of the Board of Governors of the Federal Reserve System.

II.  CONDITIONS PRECEDENT
The provisions of this letter will serve as the terms of the borrowing arrangements and will be hereafter referred to as the Loan Agreement. Prior to any funds being made available, the Borrower will execute and deliver to R&M in form and substance satisfactory to R&M (a) a corporate borrowing authorization,
(b) a promissory note, (c) this Loan Agreement, (d) a the Mortgage, Security Agreement, Assignment Financing Statement and Fixture Filing securing a first position lien on certain real property located in Oklahoma, (e) a UCC-l Financing Statement on applicable collateral, and (f) any other collateral security documents ("Security Documents") required by R&M.

III. LOAN COVENANTS
Unless R&M shall otherwise consent in writing, and so long as any debt remains outstanding or the commitment still available, the Borrower will comply with the following:

1.   Borrower will:
     a submit, within 60 days of each year end, a Certificate of Compliance for the Loan Covenants;
     b. submit, within 90 days of each fiscal year end, an independent engineering reserve report covering Borrowers' Borrowing Base oil and gas properties, prepared by an engineer acceptable to R&M, in form and substance acceptable to R&M;
     c. keep the collateral free from any liens and encumbrances and promptly pay any bills incurred for work performed on the collateralized properties;
     d. maintain insurance in amounts, form, and substance acceptable to Lender;

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

     e. provide other data and documentation which the Lender may reasonably request;

2.   Borrower will not:
     a. incur, create, assume of suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature, on any of its oil and gas properties, listed in Exhibit "A", excluding liens in favor of R&M, and excluding oil, gas and, mineral leases, permits, gas sales and transportation contracts or similar agreements, entered into in the ordinary course of business;
     b.   change its business or cease doing business;
     c. make any distributions or advances to any stockholder, entity, or individual

IV.  EVENTS OF DEFAULT
The occurrence of any of the following shall constitute an "Event of Default" under this Agreement and the Note:

1. Borrower shall fail to pay when due, any principal, interest, or other amount payable under this Agreement, or any promissory notes executed or guaranteed by the Borrower in favor of R&M before the expiration of 10 days after such payment is due.

2. Any representation or warranty made by Borrower hereunder or in any related collateral security or other documents entered into with R&M shall prove to be, at any time, incorrect in any significant respect.

3. Borrower shall fail to observe or perform any obligation, agreement, or other provision contained herein or in any other contract or instrument executed in connection herewith.

4. Any default or defined Event of default under any security agreement, deed of Trust, promissory note, or other contract or instrument executed by the Borrower pursuant to, or as required by, this Agreement.

5. Borrower shall fail immediately and discharge, any judgement or any levy of attachment, execution, or other process against any of Borrowers' assets, or such judgement shall not be satisfied, within 10 days after the entry thereof.

6. Borrower shall: (a) become insolvent, or suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property, or generally fail to pay debts as they become due, or make a general assignment for the benefit of creditors; or (b) file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as recodified from time to time (Bankruptcy Code"), or as now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced against Borrower, (c) file any answer admitting the jurisdiction of the court and material allegations of any such involuntary petition or
     (d) be adjudicated as bankrupt, under said

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

     Bankruptcy Code or any other state of federal law relating to bankruptcy, reorganization, or other relief for debtors.

V.   REMEDIES
If any Event of Default shaft occur, any indebtedness of the Borrower under this Agreement, any other contract or instrument executed in conjunction herewith or the Note, any term of the Note to the contrary notwithstanding, shall at R&M's option and without notice, become immediately due and payable without presentment, demand, or protest or notice of dishonor all of which are hereby expressly waived by Borrowers. In addition, the obligation, if any, of R&M to permit further borrowings hereunder shall immediately cease and terminate and R&M shall have all rights, powers and remedies available under this Loan Agreement, the Note or other contracts or instruments executed in connection herewith, or accorded by law, including without limitation, the right to resort to any or all of the collateral and to exercise any or all of its rights, powers, or remedies at any time and from time to time after the occurrence of any Event of Default.

All rights, powers, and remedies of R&M in connection with this Agreement, the Note or any other contract or instrument on which the Borrower may at any time be obligated to R&M (or any holder thereof) are cumulative and not exclusive and shall be in addition to any rights, powers, or remedies provided by law or equity, including without limitation the right to set off any liability owing by R&M to Borrowers against any liability of the borrowers to R&M.

VI.  WAIVER
No delay, failure, or discontinuance by R&M, or any holder of the Note, in exercising any right, power, or remedy under this Agreement, the Note or any other contract or instrument on which the Borrowers may at any time be obligated to R&M (or any holder thereof) shall affect or operate as a waiver of such right, power, or remedy. Any waiver, permit, consent, or approval of any kind by R&M (or any holder of the Note), or of any provisions or conditions of, or any breach or default under this Agreement, the Note or any other contract or instrument on which the Borrowers may at any time be obligated, must be in writing and shall be effective only to the extent set forth in such writing.

VII. NOTICES
All notices, requests, and demands given to or made upon the respective parties must be in writing and shall be deemed to have been given or made: (1) at the time of personal delivery thereof, (2) or two days after any of the same are deposited in the U.S. Mail, first class and postage prepaid, addressed as follow:

Borrower:   Kestrel Energy, Inc.
            999 18th Street Suite 2490
            Denver, CO  80202

Lender:     R&M Oil and Gas, Inc.
            215 Union Blvd. Suite 305
            Lakewood, CO 80228

or other such address as any party may designate by written notice to all other parties.

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VIII. SUCCESSORS, ASSIGNMENTS
This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of parties, provided, however, that this Agreement may not be assigned by the Borrowers without the prior written consent of R&M. R&M reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, R&M's rights and benefits under this Agreement, the Note or any contracts or instruments relating thereto. In connection therewith, R&M may disclose all documents and information which R&M now has or may hereafter acquire relating to the loan or the Note, the Borrower or its business, or my collateral required hereunder.

IX.   SEVERABILITY OF PROVISIONS
If any of the provisions of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provision of this Agreement.

X.   [INTENTIONALLY OMITTED]

X.   COLORADO LAW APPLICABLE
This Loan Agreement, the Note, and any contracts or instruments relating thereto, shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that R&M has greater rights or remedies under the federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Colorado law shall not be deemed to deprive R&M of such rights and remedies as may be available under such law. Notwithstanding the foregoing, R&M may elect to have the Mortgage, Security Agreement, Assignment Financing Statement and Fixture Filing governed by the laws of the state in which the collateral is located.

This Loan Agreement, the Note and any contracts or instruments relating thereto, represent the entire agreement the parties, and it is expressly understood that all prior conversations or memoranda between the parties regarding the terms of this Agreement shall be superseded by this Agreement. Any amendment, approval, or waiver by R&M of the terms of this Agreement, the Note and any contracts or instruments relating thereto, must be in writing or confirmed in writing, and shall be effective only to the extent specifically set forth in such writing.

This Loan Agreement, in conjunction with the Note and any contracts or instruments relating thereto, is in lieu of a formal credit agreement and shall serve the terms of the entire agreement between the parties.

XII. PAYMENT OF COSTS AND FEES
Borrow will pay all out of pocket costs and expenses incurred by R&M in connection with (a) the preparation of this Agreement, the Note, and the Security Documents, (b) any amendments or supplements thereto, (c) the preparation, recordation, and filing of the Security Documents (whether or not the transactions hereby contemplated shall be consummated), and (d) the perfection and enforcement of the rights of R&M in connection with this Agreement and any of

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

the Security Documents or Note issued hereunder, including but not limited to, the fees and out of pocket costs and expenses of R&M's counsel.

Please acknowledge your acceptance of and agreement to tire terms of this agreement by dating and executing where indicated.

Sincerely,

R&M OIL AND GAS, LTD.



By:/S/TIMOTHY K. BRADLEY
   --------------------------------
     Timothy K. Bradley

AGREED TO AND ACCEPTED THIS 30 DAY OF January, 2003.


By:/S/BARRY LASKER
   --------------------------------
   Barry Lasker, President
   Kestrel Energy, Inc.


      STATE OF TEXAS                 )
                                     ) SS.
      CITY AND COUNTY OF HARRIS      )

      The foregoing instrument was acknowledge before me on this 30th day of

      January, 2003 by Barry Lasker, President of Kestrel Energy, Inc.

      Witness by hand and official seal.



      SEAL


      /S/PHUONG MAI H. TRUONG
      ----------------------------------
               Notary Public

      My commission expires:  7/5/03
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